Registration No. 333 -181747

As filed with the Securities and Exchange Commission on July 23 , 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER

 THE SECURITIES ACT OF 1933

SLAVIA, CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

7299 (Primary Standard Industrial Classification Number)	99-0373704 (IRS Employer Identification Number)

3050 Erin Centre Blvd, Unit 69 Mississauga, Ontario L5M 0P5, Canada (702) 430-1884 Email: slaviacorp@gmail.com (Address and telephone number of principal executive offices)	Incorp Services, Inc. 2360 Corporate Circle, Ste. 400 Henderson, Nevada 89074-7722 Tel. (702) 866-2317, Fax. (702) 866-2689 (Name, address and telephone number of agent for service)

Copies To:

Kevin A. Polis, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 117

San Diego, CA 92103

TEL: 619.546.6154

TEL: 619.546.6100

FAX: 619.546.6060

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ¨	Accelerated filer ¨
Non-accelerated filer ¨	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	2,000,000	$0.04	$80,000	$9.17

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SLAVIA, CORP.

2,000,000 Shares of Common Stock

$0.04 per share

This is the initial offering of common stock of Slavia, Corp. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-effort basis 2,000,000 shares of common stock at a price of $0.04 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.  Ms. Shpeyzer will sell all the shares registered herein.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. Ms. Shpeyzer satisfies all the requirements of that Rule. The shares are being offered at a fixed price of $0.04 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. The offering will not be extended beyond 180 days.

Slavia, Corp. is a development stage company and has recently started its operation. Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 9 through 16 before buying any shares of Slavia, Corp.’s common stocks. Our independent registered public accountant has issued an audit opinion for Slavia, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Slavia, Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for quoting on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Any funds received as a part of this offering will be immediately deposited into the company’s bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations.  If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

	Offering Price ($)	Expenses(1)	Proceeds to Company after Expenses ($)
			If 10% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Per Share	0.04	-	0	0.032	0.03467	0.036
Total	80,000	8,000	0	32,000	52,000	72,000

(1) Expenses include legal and accounting fees in connection with this offering.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _____, 2012

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SLAVIA, CORP.” REFERS TO “SLAVIA, CORP.” THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 8 and 14, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on February 23, 2012. We intend to provide service to international students who want to study in Canada. Our principal executive offices are located at 3050 Erin Centre Blvd, Unit 69, Mississauga, Ontario L5M 0P5, Canada. Our phone number is (702) 430-1884.  We are a development stage company and just recently started our operations. We completed our first fiscal year end on March 31, 2012 and we have no subsidiaries. Our only employee is our sole director and officer, Ms. Ksenia Shpeyzer and she will be devoting approximately twenty hours per week to our operations.

We intend to provide service to international students who wish to study in Canada. We plan to help international students enroll in appropriate university, institute, college or school in Canada. We also will help students obtain student visa and find accommodation in the place of studying. If we sell 10% shares in this offering, we will not be able to start our operations. We require a minimum funding of $40,000 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing, our business may fail. If we sell 75% or 100% of the shares in this offering and raise $60,000 and $80,000 respectively we will have more funds that will be spent on marketing campaign, additional and more advanced equipment and software for our office and developing more sophisticated and well-designed web site. In addition, if we sell 100% of shares we plan to hire a sales person. Regardless the number of shares sold in this offering but if this number is 50% or more, we expect to be in full operation and begin to generate revenue within 12 month after completion of this offering. We expect to generate at least $3,000 a month in the first year which will cover our expenses.

We are a company without revenues and have just recently started our operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from February 23, 2012 (date of inception) to March 31, 2012, report no revenues and a net loss of $117. As of March 31, 2012 we had $2,900 in cash on hand. Our independent registered public accountant has issued an audit opinion for Slavia, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. To date, the only operations we have engaged in are the development of a business plan and the execution of a Referral Agreement dated May 7, 2012 with Novy Mir, Ltd. We do not have any relationship with Novy Mir, Ltd. other than the Referral Agreement. Novy Mir, Ltd. is a company that provides services for students that wish to travel and study abroad. We expect that the number of students that Novy Mir, Ltd. will refer to us will be approximately 10-15 student a year. Novy Mir’s history of providing student referrals is unknown to us. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $40,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $40,000, our business may fail. Even if we raise $40,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Slavia, Corp.
The offering:	Self-underwritten, best-efforts offering with no minimum subscription requirement.
Securities Being Offered:	2,000,000 shares of common stock
Price Per Share:	$0.04
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus.

Gross Proceeds if 100% of the Shares Are Sold	$80,000
Securities Issued and Outstanding:	There are 2,700,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Ksenia Shpeyzer.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Address:	3050 Erin Centre Blvd, Unit 69, Mississauga, Ontario L5M 0P5, Canada
Telephone Number:	(702) 430-1884

Selected financial data

 The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from February 23, 2012 (date of inception) to March 31, 2012, included on Page F-1 in this prospectus.

As of March 31, 2012 (Audited)
Balance Sheet
Total Assets	$2,900
Total Liabilities	$317
Stockholders’ Equity	$2,583
Period from February 23, 2012 (date of inception) to March 31, 2012
Income Statement
Revenue	$-
Total Expenses	$117
Net Loss	$(117)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on February 23, 2012 and have recently started our operations.  We have not realized any revenues to date. Our proposed business is under development and we do not offer our service for public use yet.  We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to March 31, 2012 is $117. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our service. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

• the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

• we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;

• we are unable to create a substantial market for our service; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of approximately $40,000 to commence operations for the 12-month period and pay offering expenses and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BECAUSE OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS, IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our independent registered public accountants have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment. If we are unable to obtain additional working capital our business may fail.

IF WE ARE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO USE OUR SERVICE, OUR BUSINESS WILL FAIL.

We plan that our revenue will come from international students who wish to study in Canada; therefore we need to attract enough customers to use our services. We have not identified any customers and we cannot guarantee that we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we are unable to attract enough customers and generate profit, our business will fail.

IF WE ARE UNABLE TO COMPLETE OUR PLAN TO DEVELOP AND MARKET OUR SERVICES, WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed our plan to develop and market our services, and we have no revenues from the use of our services. The success of our proposed business will depend on the completion of our plan and the acceptance of our services by international students. Achieving such acceptance will require significant marketing investment.  Once our services are developed, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our service is not accepted at sufficient levels, our business will fail.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our services and obtain financing.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our service known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE MANY INTERNATIONAL STUDENTS MUST HAVE A TEMPORARY RESIDENT VISA BEFORE ARRIVING TO CANADA THERE IS A RISK OF CHANGING RULES IN STUDENT VISA REQUIREMENTS AND IT COULD BE VERY DIFFICULT TO OBTAIN ENTRY VISA. IF IT OCCURS OUR BUSINESS CAN FAIL.

International students from many countries must have a temporary resident visa before arriving to Canada. In case of changing political interrelation between Canada and these countries or in case of reduced quota for international students, requirements to obtain student visa could be changed. If our potential students cannot obtain temporary resident visa, our business will fail and you will lose your investment.

WE MAY FAIL TO ENTER INTO AGREEMENTS WITH EDUCATIONAL INSTITUTIONS IN CANADA.

As of today, we do not have any agreements with educational institutions in Canada and we may never enter in agreement with them. If that occurs, our business will suffer.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 100% OF THE COMPANY’S SHARES AND WILL OWN 57.45% OR MORE OF OUR OUTSTANDING COMMON STOCK UPON THE SUCCESSFUL COMPLETION OF THIS OFFERING, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Ms. Shpeyzer, our sole officer and director, owns 100% of the company’s shares and will own 57.45% of our common stock if all of the shares registered as part of this offering are sold. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Shpeyzer may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF MS. SHPEYZER, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD NEGATIVELY AFFECT OUR PERATIONS. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Ms. Shpeyzer, for the future success of our business. The loss of the services of Ms. Shpeyzer could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

The decision to appoint Ms. Shpeyzer as our sole office and director did not in any manner relate to Ms. Shpeyzer’s previous employments.  Ms. Shpeyzer’s previous experience, qualifications, attributes or skills were not considered when she was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole Chief Executive Officer and director, Ms. Ksenia Shpeyzer, will only be devoting limited time to our operations. Ms. Shpeyzer intends to devote approximately twenty hours per week to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Ksenia Shpeyzer from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Shpeyzer may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN ACCOUNTING.

Ms. Ksenia Shpeyzer, our sole officer and director, has no experience in accounting. As a result, we may not be able to operate successfully as a public company, as we have to comply with all of the various rules and regulations, which are required for a public company. Our inability to operate as a public company could be the basis of your losing your entire investment in us. However, because of our small size and limited transactions she is able to maintain our book and records and prepare our financial statements by using accounting software.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND KSENIA SHPEYZER, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. SHPEYZER, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. SHPEYZER.

Our principal operations and assets are located outside of the United States, and Ksenia Shpeyzer, our sole officer and director, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Shpeyzer in the United States, and it may be difficult to enforce any judgment rendered against Ms. Shpeyzer. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Shpeyzer, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Canada may render that investor unable to enforce a judgment against the assets of Ms. Shpeyzer. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located in Canada, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS ..

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Associated with our Common Stock

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.  CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.04 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from proceeds from this offering.  Ms. Ksenia Shpeyzer, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Ksenia Shpeyzer, our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THE OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,700,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 2,700,000 shares of our common stock since our inception on February 23, 2012. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  Each individual use of proceeds is disclosed in the order of priority in which any such proceeds will be used. The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $80,000 as anticipated.

	$40,000	$60,000	$80,000
Gross proceeds	$40,000	$60,000	$80,000
Registration Costs	$8,000	$8,000	$8,000
Net proceeds	$32,000	$52,000	$72,000

The net proceeds will be used as follows:
Legal and Professional fees	$10,000	$10,000	$10,000
Office set up	$2,000	$3,000	$4,000
Website development	$3,000	$4,000	$5,000
Negotiate with educational institutions	$3,000	$4,000	$5,000
Marketing campaign	$12,000	$28,000	$32,000
Hire a salesperson	$-	$-	$12,000
Other expenses	$2,000	$3,000	$4,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. If we raise less than $40,000 in this offering the only expected source of funds to develop our business is a loan from our director. If necessary, Ksenia Shpeyzer, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process and to maintain a reporting status with the SEC, however, there is no guarantee that Ms. Shpeyzer will provide such a loan. No proceeds from this offering will be used to repay Ms. Shpeyzer for any funds advanced for the purpose of completing the registration process. We will require a minimum funding of approximately $40,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2012, the net tangible book value of our shares of common stock was $2,583 or approximately $0.001 per share based upon 2,700,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,700,000 shares then outstanding will be $74,583 or approximately $0.016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.015 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.04 per share to $0.016 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own approximately 42.55% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.04 per share. Our existing stockholders will own approximately 57.45% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,700.00 or $0.001 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,200,000 shares then outstanding will be $54,583 or approximately $0.013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.012 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.04 per share to $0.013 per share.

After completion of this offering investors in the offering will own approximately 35.71% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.04 per share. Our existing stockholders will own approximately 64.29% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,700.00 or $0.001 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 3,700,000 shares then outstanding will be $34,583 or approximately $0.009 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.04 per share to $0.009 per share.

After completion of this offering investors in the offering will own approximately 27.03% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.04 per share. Our existing stockholders will own approximately 72.97% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,700.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.016
Increase to present stockholders in net tangible book value per share
after offering	$0.015
Capital contributions	$2,700
Number of shares outstanding before the offering	2,700,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,700,000
Percentage of ownership after offering	57.45%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.024
Capital contributions	$80,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	3.26%
Percentage of capital contributions by new investors	96.74%
Percentage of ownership after offering	42.55%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.027
Capital contributions	$60,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	4.31%
Percentage of capital contributions by new investors	95.69%
Percentage of ownership after offering	35.71%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.031
Capital contributions	$40,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	6.32%
Percentage of capital contributions by new investors	93.68%
Percentage of ownership after offering	27.03%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Slavia, Corp. has 2,700,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Ksenia Shpeyzer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Shpeyzer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Shpeyzer will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Shpeyzer is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Shpeyzer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Shpeyzerwill not and has not participated in the selling of any securities for any issuer more than once every twelve months.

Slavia, Corp. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Slavia, Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Slavia, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180) days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Slavia, Corp.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $2,900 as of March 31, 2012. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Ksenia Shpeyzer, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Shpeyzer has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our projected plan of operations.

Even though we will bear costs of being a reporting public company, w e believe that a public offering of common stock is the best alternative for us to raise start-up capital because at this point of time other financing are not available for us but we need funds in order for our business to develop its operations and increase its likelihood of commercial success. We must raise cash to implement our strategy and stay in business. If 50% of shares is sold for the gross proceeds of $40,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. Therefore, the funds available for our operations in the first year after paying registration costs will be approximately $22,000.

No proceeds will be used as direct or indirect payments to Ms. Shpeyzer or her affiliates.

Plan of Operation

We were incorporated in the State of Nevada on February 23, 2012.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. From February 23, 2012 (inception) to March 31, 2012, we have incurred accumulated net losses of $117.  As of March 31, 2012, we had total assets of $2,900, and total liabilities of $317, respectively. Our business office is located at 3050 Erin Centre Blvd, Unit 69, Mississauga, Ontario L5M 0P5, Canada. To meet our need for cash we are attempting to raise money from this offering. Even if we are able to raise enough money through this offering to expand operations, we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully attract customers who will use services, we may quickly use up the proceeds from this offering.

We intend to provide service to international students who want to study in Canada. We plan to charge $2,000 fee for full package that includes consultation about education in Canada, help in selection of proper educational institution and program, negotiation with educational institutions in behalf of clients, help in obtaining visa and gathering documentation for visa application, finding accommodation in the place of studying, help in resolving any hardship during education. We plan also to give any of above-mentioned services for $500 fee. We also expect referral fees from educational institution for enrolment of our students.

We have not generated any revenues and our principal business activities to date consists of creating a business plan, and entering into a Referral Agreement dated May 7, 2012 with Novy Mir, Ltd., an independent contractor who is going to refer international students to us. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell services to international students who want to study in Canada. Our plan of operations is as follows:

Complete our public offering.

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Set up Office.

Time Frame: 1st - 2nd months.

Estimated cost: $2,000-$4,000

Upon completion of the offering we plan to set up office and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies, furniture and other. Our sole officer and director, Ksenia Shpeyzer will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,000 more. In this case, set up costs will be approximately $3,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment and software that will help us in everyday operations and protect our database; therefore the office set up cots will be approximately $4,000.

Develop Our Website.

Time Frame: 3rd -5th months.

Estimated cost: $3,000-$5,000

When our office is set up, we intend to begin developing our website. Our sole officer and director, Ksenia Shpeyzer will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3, 00. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site, therefore developing cost will be $4,000 and $5,000 accordingly. There will be information about us, our services, and different programs we offer. We will display links on our website to the universities, institutes, colleges and schools that we will enter into agreements with.Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate with Educational Institutions in Canada.

Time Frame: 3rd -5th months.

Estimated cost: $3,000-$5,000

After our office is established and website is developed, we intend to contact and negotiate with different educational institutions in Canada regarding their programs for international students that wish to live and study in Canada. We will display links on our website to the universities, institutes, colleges and schools that we will enter into agreements with. The negotiation of additional agreements with educational institutions and the development of our website will be ongoing during the life of our operations. We believe that negotiation program will cost up to $5,000.

Commence Marketing Campaign.

Time Frame: 6th -12th months.

Estimated cost: $12,000-$32,000

Once we have agreements with several universities, institutes, colleges or schools that we can offer to our potential students, we plan begin to market our services. Our sole officer and director, Ksenia Shpeyzer, will be responsible for marketing of our services. We intend to use marketing strategies, such as web advertisements, internet promotion tools on Facebook and Twitter, social networking and "word of mouth" advertising. We plan to print catalogues and flyers and mail them to potential customers. We also plan to use traditional advertising including newspapers, magazines, outdoor advertizing and direct mail. We also plan to attend shows and exhibitions in educational industries, which help students to find right universities, colleges and schools. We intend to spend from $12,000 to $32,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire a Salesperson.

Time Frame: 8th -12th months.

Estimated cost: $12,000

If we sell all shares in this offering, we intend to hire one salesperson. The salesperson’s job would be to find new potential clients.

Even if we are able to obtain sufficient number of customers using our service at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

Number of shares sold	50%	75%	100%
Net proceeds	$32,000	$52,000	$72,000
SEC filing requirements	$10,000	$10,000	$10,000
Office set up	$2,000	$3,000	$4,000
Website development	$3,000	$4,000	$5,000
Negotiate with educational institutions	$3,000	$4,000	$5,000
Marketing campaign	$12,000	$28,000	$32,000
Hire a salesperson	-	-	$12,000
Other expenses	$2,000	$3,000	$4,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we expect to be in full operation and selling our service within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate any revenues and there is no guarantee that we will be able to raise funds through this offering. Until international students start to use our services, we do not believe that our operations will be profitable. If we are unable to attract customers and cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Ksenia Shpeyzer, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our service, Ms. Shpeyzer has agreed to commit more time as required. Because Ms. Shpeyzer will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that we will be successful in raising funds in this offering or that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on February 23, 2012 to March 31, 2012

During the period we incorporated the company, entered into a Referral Agreement dated May 7, 2012 with Novy Mir, Ltd. and prepared a business plan. We have not generated any revenues since our inception on February 23, 2012 and our operating expenses were comprised of general and administrative expenses of $117. Our total assets at March 31, 2012 were $2,900, consisting solely of cash on hand.  We currently anticipate that fees associated with reporting obligations will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $10,000. We have not started our proposed business operations and will not do so until we have completed this offering.

Liquidity and capital resources

As of March 31, 2012, the Company had $2,900 cash and our liabilities were $317, comprising $317 owed to Ksenia Shpeyzer, our sole officer and director. The current available capital reserves of the Company are not sufficient for the Company to remain operational. We require the funding from this offering to implement our business plan. Since inception, we have sold 2,700,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,700.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Ksenia Shpeyzer, has verbally agreed to loan the company funds to complete the registration process and to maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If 50% of shares is sold for the gross proceeds of $40,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. Therefore, the funds available for our operations in the first year after paying registration costs will be approximately $22,000.

Management believes that if we sell 50% of the shares in this offering so that we can complete our development program, we will likely generate revenue by the middle of 2013. However, there is no assurance that we will be able to sell 50% of the shares or will ever generate revenue.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on February 23, 2012.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722. Our business office is located at 3050 Erin Centre Blvd, Unit 69, Mississauga, Ontario L5M 0P5, Canada. Our telephone number is (702) 430-1884.

In General

We just recently started our operations. We intend to provide service to international students who want to study in Canada. We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Referral Agreement dated May 7, 2012 with Novy Mir, Ltd., an independent contractor who is going to refer international students to us.

We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. The total estimated amount of funds required to develop our business is $ 40,000. We need funds for offering and registration costs, general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We are a development stage company and have not earned any revenue from operations to date. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. If we sell 75% or 100% of the shares in this offering and raise $60,000 and $80,000 respectively we will have more funds that will be spent on marketing campaign, additional and more advanced equipment and software for our office and developing more sophisticated and well-designed web site. In addition, if we sell 100% of shares we plan to hire a sales person. Regardless the number of shares sold in this offering but if this number is 50% or more, we expect to be in full operation and begin to generate revenue within 12 month after completion of this offering. We expect to generate at least $3,000 a month in the first year which will cover our expenses.

Products/Services

We intend to provide service to international students who wish to study in Canada. We plan to help international students enroll in appropriate university, institute, college or school in Canada. We also will help students obtain student visa and find accommodation in the place of studying. Our service will start form preliminary consultation and will end when the client is enrolled to the program, entered to the destination country and accommodated at desired place. However, we intend to be available to students during their educational program in case an unresolved issue arises.

Our services will include:

     -    Consultation about education in Canada .. International students have the opportunity to study different programs with different duration in many public and private educational institutions such as schools, colleges, universities, institutes, language and vocational schools. Sometimes, it’s very difficult for potential students to choose from the variety of school and universities the right place to study. Our service will include the consultation about education in Canada to help the potential customers understand the distinction between different educational institutions.

     -    Help in selection of proper educational institution and program .. We plan to help potential students to enroll for proper programs or courses depending on their language skills and their needs. Location of schools and universities is also is very important. Students wishing to study French, for example, will be advised to study in Quebec province, and students that wish to combine studying with sport activities such as skiing, for example, will be advised to go to British Columbia. We intend to comply with any needs of our potential customers.

     -    Negotiation with educational institutions in behalf of clients .. Our service will include negotiation with chosen educational institution in behalf of our potential clients regarding to enrollment, entrance requirements, accommodation and tuition fees.

     -    Help in obtaining visa and gathering documentation for visa application .. Many international students must obtain visa to study in Canada. We plan to assist our potential customers to obtain necessary documents from schools and universities and in gathering documents for visa application.

     -    Finding accommodation in the place of studying .. We plan also to assist our potential customers in finding accommodation in the place of studying if their school does not provide this service.

     -    Help in resolving any hardship during education. We intend to assist our future customers with any potential difficulties that can arise during education.

Table 1:  Overall trends in the shares of international students in Canada

In 1992, international students accounted for about 4% of all students enrolled in Canadian universities (Chart 1). That share fell very slightly in the mid-1990s before showing steady growth through to the mid-2000s. By 2008, the share of international students had doubled compared to 1992, reaching 8% of all university students in Canada. These changes are the result of an increase in the overall number of international students at Canadian universities from 36,822 in 1992 to 87,798 in 2008.

Data source: Statistic Canada (http://www.statcan.gc.ca)

Region of origin of international students in Canada and changes in field of study

While there have been some shifts over time in the region of origin of international students in Canada, the picture in 2008 was very similar to that in 1992. Asian students have consistently accounted for the largest share of international students, though that share dipped in the late 1990s. In 1992, students from Asia accounted for 49.8% of international students. That share fell to 36.5% in 1999, then rose steadily to reach 52.7% in 2008. The next largest group consists of students from Europe, with their share being 16.3% in 1992, rising to 24.9% in 1998, then falling to 17.9% in 2008. In contrast, students originating from countries in Africa have accounted for a declining share of international students, falling from 17.1% in 1992 to 11.8% in 2008.

The largest shifts of international students in Canada for the past twenty years were away from "mathematics, computer and information sciences" (10.4% in 1992 and 6.9% in 2008) and the "physical and life sciences, and technologies" (11.5% in 1992 and 8.3% in 2008). The largest gain was in "business, management and public administration," which accounted for 14.5% of international students in 1992 and for 23.2% in 2008. In 1992, 16.1% of international students were enrolled in "architecture, engineering and related technologies" and that share was relatively similar in 2008, at 14.4%.

Data source: Statistic Canada (http://www.statcan.gc.ca)

Table 2:  Number of International Students Present in the Provinces and Territories, 2001–2010

Table 2 shows the steady growth of number of international student in Canada from 2001 to 2010.

Data Source: Citizenship and Immigration Canada (http://www.cic.gc.ca)

Competition

Due to the relatively low barriers to entry, the educational service market is intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

Even though the educational service market is intensely competitive we believe that new companies as ours can compete on this market as number of international students that want to get education or study English in Canada is growing. We plan to take a small share of market in Canada. Our plan is to satisfy all needs of our potential customers, use helpful customer service, and personal acquaintances of our president to find potential students.  We will continue to search for travel agencies that can refer students to us and educational institution in Canada which we can enter into agreements with. We will also promote our product through word of mouth and use internet promotion tools on Facebook and Twitter to advertise our company. However, there can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Marketing

Our sole officer and director, Ksenia Shpeyzer, will be responsible for marketing of our services. Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals. We will also promote our product through word of mouth. We plan to print catalogues and flyers and mail them to potential customers. We also plan to use traditional advertising including newspapers, magazines, outdoor advertizing and direct mail. We also plan to attend shows and exhibitions in educational industries, which help students to find right universities, colleges and schools. Our main marketing method will be internet website. We plan to develop a website to market, display and sell our services. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use the following online marketing tools to direct traffic to our website and identify potential customers:

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the architectural design industry. We can also use geo-targeting tactics. By tracking the IP address of the user, we can have ads appear before those in a location we are targeting.

Pay Per Click: Pay-Per-Click allows us to create a small text ad, and then have that ad appear on screen when the user is searching on keyword relating to our business. Google and its AdWords program is currently the leader in this space, with Yahoo! and Microsoft in second and third place respectively. With Pay-Per-Click our ad appears in the Sponsored Links section of the search results page.

Organic Search: The remainder of the search results page is made up of organic or "natural" search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. Our website will describe our advantages, show our contact information, and include some general information. We intend to attract traffic to our website by a variety of online marketing tactics mentioned above.  We intend to promote our website by displaying it on our promotion materials. We will also promote our product through word of mouth and use internet promotion tools on Facebook, Myspace and Twitter to advertise our company and create links to our website. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

We intend to spend from $12,000 to $32,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Agreement with Independent Contractor

On May 7, 2012 we signed a Referral Agreement with Novy Mir, Ltd., an independent contractor who is going to refer international students to us. The agreement contains the following material terms:

1.  The referral fee shall be calculated as ten per cent (10%) of the net value of services sold by the Company as a direct result of a referral. Net value shall exclude postage, refunds and payments not honored by a financial institution. Subsequent sales of services to the referred customer shall not be subject to a referral fee except where such subsequent purchase is the direct result of a repeat referral.

2.  Upon reconciliation of referral fees due, the Agent shall issue an invoice to the Company and payment shall be affected within thirty (30) days of submission of said invoice.

3.  Placement of advertisements and referral methods for the Company are at the sole discretion of the Agent.  However, in order to solicit sales, the Agent shall not make promises or issue any warranty either expressed or implied pertaining to the services offered by the Company unless authorized in writing by the Company to do so.

4.  The relationship between the parties shall at all times be that of independent contractors.  No employment, partnership or joint venture relationship is formed by this referral agreement and at no time may the Agent position itself as affiliated to the Company, except as an independent referrer. In view of this independent relationship the Agent shall not enter into any agreements on behalf of the Company, shall make no warranty either expressed or implied on behalf of the Company and shall not incur any expenses on behalf of the Company.

5.  The referral agreement does not grant exclusive rights to the Agent to act as referrer on behalf of the Company and the Agent shall have no rights under any other agreements entered into by the Company with other Agents.

6.   The Agent agrees not to disclose any confidential information pertaining to the Company's services nor that of prospective or existing customers to any third party. The Agent may do follow-up enquiries with its referred customers to confirm their purchase and to gather feedback about their experience with the Company's services as supplied.

7.  Either party may terminate this referral agreement at any time by giving the other party ten (10) days prior written notice.  Upon termination by either party all outstanding referral fees due to the Agent at that time shall be settled in full within thirty (30) days.

8.  Each party shall indemnify, defend and hold the other party (and any other relation to the other party) harmless against any and all claims of whatsoever nature arising from misrepresentation, default, misconduct, failure to perform or any other act related to this agreement.

A copy of the Referral Agreement filed as Exhibit 10.1 to this registration statement. We do not have any relationship with Novy Mir, Ltd. other than the Referral Agreement. Novy Mir, Ltd. is a company that provides services for students that wish to travel and study abroad. We expect that the number of students that Novy Mir, Ltd. will refer to us will be approximately 10-15 student a year. Novy Mir’s history of providing student referrals is unknown to us.

Ksenia Shpeyzer, our president will be devoting approximately twenty hours per week to our operations. Once we begin operations, and are able to attract more and more customers to use our service, Ms. Shpeyzer has agreed to commit more time as required. Because Ms. Shpeyzer will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations. The decision to appoint Ms. Shpeyzer as our sole office and director did not in any manner relate to Ms. Shpeyzer’s previous employments.  Ms. Shpeyzer’s previous experience, qualifications, attributes or skills were not considered when she was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Director Independence

Our board of directors is currently composed of one member, Ksenia Shpeyzer, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Ksenia Shpeyzer.

Offices

Our office is currently located at 3050 Erin Centre Blvd, Unit 69, Mississauga, Ontario L5M 0P5, Canada. Our telephone number is (702) 430-1884. This is the office of our Director, Ms. Ksenia Shpeyzer.  We do not pay any rent to Ms. Shpeyzer and there is no agreement to pay any rent in the future. Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulations

We do not believe that regulation will have a material impact on the way we conduct our business. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the industry in any jurisdiction which we would conduct activities.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Ksenia Shpeyzer	26	President, Principal Executive Officer, Secretary, Treasurer,
3050 Erin Centre Blvd, Unit 69		Principal Financial Officer, Principal Accounting Officer
Mississauga, Ontario L5M 0P5, Canada		and sole member of the Board of Directors.

The person named above has held heroffices/positions since inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Ms. Shpeyzer has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on February 23, 2012. From 2006 Ms. Shpeyzer has been self-employed and operates business of providing a variety of services in the area of individual and group tourism. She provides the following services:  reception, organization of transportation, finding accommodations, tourist activities and business support. Shpeyzer owns 100% of the outstanding shares of our common stock.  Ms. Shpeyzer intends to devote close to twenty hours per week to planning and organizing activities of Slavia, Corp. The decision to appoint Ms. Shpeyzer as our sole office and director did not in any manner relate to Ms. Shpeyzer’s previous employments.  Ms. Shpeyzer’s previous experience, qualifications, attributes or skills were not considered when she was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

During the past ten years, Ms. Shpeyzer has not been the subject to any of the following events:

     1.  Any bankruptcy petition filed by or against any business of which Ms. Shpeyzer was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2.  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3.  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Shpeyzer’s involvement in any type of business, securities or banking activities.

     4.  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.   Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.   Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we just recently started our operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last year ending March 31, 2012 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Irina
Shpeyzer	2012	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Ms. Shpeyzer will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Ksenia Shpeyzer	2012	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Ksenia Shpeyzer	2,700,000	100%	2,700,000	57.45%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Shpeyzer is the only "promoter" of our company.

Future sales by existing stockholders

A total of 2,700,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 2,700,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing their name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

RELATED PARTY TRANSACTIONS

On January 20, 2012, we issued a total of 2,700,000 shares of restricted common stock to Ksenia Shpeyzer, our sole officer and director in consideration of $2,700. Ms. Shpeyzer is a sole promoter of our company.

Further, Ms. Shpeyzer has advanced funds to us. As of March 31, 2012, Ms. Shpeyzer advanced us $317. Money is not due on demand and Ms. Shpeyzer will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Shpeyzer. Ms. Shpeyzer will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Shpeyzer does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Shpeyzer or the repayment of the funds to Ms. Shpeyzer. The entire transaction was oral.

Ms. Shpeyzer is providing us office space free of charge and we have a verbal agreement with Ms. Shpeyzer that, if necessary, she will loan the company funds to complete the registration process.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to March 31, 2012, included in this prospectus have been audited by, Sadler, Gibb & Associates, LLC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Kevin A. Polis, Esq. (Carrillo Huettel, LLP) has opined on the validity of the shares of common stock being offered hereby.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (February 23, 2012) to March 31, 2012 immediately follow:

SLAVIA, CORP.

(A Development Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

AND

FINANCIAL STATEMENTS

From Inception on February 23, 2012

Through March 31, 2012

SLAVIA, CORP.

(A Development Stage Company)

Table of Contents

Audit Report of Independent Accountants  -  F-1

Balance Sheet – March 31, 2012   - F-2

Statement of Operations for the year ended March 31, 2012

and for the period from inception on February 23, 2012 through March 31, 2012  -  F-3

Statement of Stockholders’ Equity for the period from

inception on February 23, 2012 through March 31, 2012  -  F-4

Statement of Cash Flows for the years ended March 31, 2012

and for the period from inception on February 23, 2012 through March 31, 2012  -  F-5

Notes to Financial Statements  -  F-6

_______________________________________

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Slavia, Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Slavia, Corp. as of March 31, 2012 and the related statements of operations, stockholders’ equity and cash flows for the period from inception on February 23, 2012 through March 31, 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Slavia, Corp. as of March 31, 2012, and the results of their operations and their cash flows for the period from inception on February 23, 2012 through March 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

May 9, 2012

SLAVIA, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
March 31,
2012
ASSETS
Current Assets
Cash	$2,900
Total Current Assets	2,900
TOTAL ASSETS	$2,900
LIABILITIES
Loans from Related Party	317
TOTAL LIABILITIES	317
STOCKHOLDER’S EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 2,700,000 shares issued and outstanding	2,700
Deficit accumulated during the development stage	(117)
TOTAL STOCKHOLDER’S EQUITY	2,583
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$2,900

See accompanying notes to financial statements

SLAVIA, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 23,2012 (INCEPTION) TO MARCH 31, 2012

REVENUES	$-

EXPENSES
General & Administrative Expenses	117
TOTAL EXPENSES	117
NET LOSS FROM OPERATIONS	(117)
PROVISION FOR INCOME TAXES	-
NET LOSS	$(117)
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	213,158

See accompanying notes to financial statements

SLAVIA, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM FEBRUARY 23, 2012 (INCEPTION) TO MARCH 31, 2012
	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value	Stage	Equity

Inception, February 23, 2012	-	$-	$-	$-

Common stock issued for cash	2,700,000	2,700	-	2,700

Net loss for the period ended March 31, 2012	-	-	(117)	(117)

Balance, March 31, 2012	2,700,000	$2,700	$(117)	$2,583

See accompanying notes to financial statements

SLAVIA, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 23, 2012(INCEPTION) TO MARCH 31, 2012

Cash Flows used in Operating Activities
Net Loss	$(117)
Net Cash used in Operating Activities	(117)

Cash Flows from (used in) Investing Activities
Net Cash provided by (used in) Investing Activities	-

Cash Flows from Financing Activities
Loans from Shareholders	317
Sale of Common Shares	2,700
Net Cash provided by Financing Activities	3,017

Increase in Cash and Cash Equivalents	2,900
Cash and Cash Equivalents at Beginning of Period	-
Cash and Cash Equivalents at End of Period	$2,900

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements

SLAVIA, CORP.

 (A Development Stage Company)

Notes to Financial Statements

March 31, 2012

1. ORGANIZATION AND BUSINESS OPERATIONS

SLAVIA, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on February 23, 2012.  The company plans to provide service to international students who want to study in Canada. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on February 23, 2012 through March 31, 2012 the Company has accumulated losses of $117.

2. GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $117 as of March 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of  three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results  could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

SLAVIA, CORP.

 (A Development Stage Company)

Notes to Financial Statements

March 31, 2012

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments

The carrying value of the Company’s  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Period

The Company’s fiscal year end is March 31.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period February 23, 2012 (inception) to March 31, 2012.

4. RELATED PARTY TRANSACTIONS

As of March 31, 2012 a Director had loaned the Company $317. The loan is non-interest bearing, due upon demand and unsecured.

On March 28, 2018, the Company sold 2,700,000 shares  of  common stock at a price of $0.001 per share to its director.

5. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On March 28, 2012, the Company issued 2,700,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $2,700.

SLAVIA, CORP.

 (A Development Stage Company)

Notes to Financial Statements

March 31, 2012

6. INCOME TAXES

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

As of March 31, 2012, the Company had net operating loss carry forwards of $117 that may be available to reduce future years’ taxable income through 2032.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2012 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

SLAVIA, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2012, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$9.17
Auditors Fees and Expenses	$3,000.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$1,000.00
EDGAR Agent Fees	$1,000.00
TOTAL	$8,009.17

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Ksenia Shpeyzer	January 20, 2012	2,700,000	$2,700.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Kevin A. Polis, Esq.
10.1	Referral Agreement dated May 7, 2012 *
23.1	Consent of Sadler, Gibb & Associates, LLC *

* Previously filled

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Ontario, Canada on July 23 , 2012.

SLAVIA, CORP.

By:	/s/	Ksenia Shpeyzer
	Name:	Ksenia Shpeyzer
	Title:	President, Treasurer , Secretary and Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ksenia Shpeyzer, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her  name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement of Slavia, Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ksenia Shpeyzer
Ksenia Shpeyzer	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	July 23 , 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel
10.1	Referral Agreement dated May 7, 2012 *
23.1	Consent of Sadler, Gibb & Associates, LLC * * Previously filled